Exhibit 99.2

May 1st, 2019

HIGHLY CONFIDENTIAL

Delivered via email

Sanjiv Shah

Managing Director, Simmons Energy

609 Main Street, Ste. 3800

Houston, Texas 77002

sanjiv.n.shah@simmonspjc.com

david.e.faherty@simmonspjc.com

RE: Purchase Offer Outline to “Project Nikola” owners from CUI Global Inc. (NASDAQ:CUI).

Gentlemen:

Thank you for your time and effort in the discussion of a potential transaction (“Transaction”) between CUI-Global Inc. (“CUI”) and our quest to effect an acquisition “roll-up” of Signature Associates, LLC; Fusion Industries, LLC; Land Coast Insulation, Inc.; and Castille Telecom, LLC (collectively hereafter: “PROJECT NIKOLA”).

CUI agrees and has engaged B. Riley FBR & Co. (“BRFBR”) which is a leading middle market broker dealer, investment bank and principal investment fund for its review of providing a suitable Pubco with enough cash funding to close on the purchase of PROJECT NIKOLA. BRFBR is a publicly traded broker-dealer with extensive experience in M&A, capital raising, equity research and direct investment activities, besides owning a subsidiary, Great American Group, who is the nation’s premier asset valuation and disposition service.

CUI proposes to purchase PROJECT NIKOLA for a combination of cash, seller debt, and CUI equity (described below) in what we believe would be potentially favorable capital gain (entity) purchase transaction. There would be a combination of shares representing 85% ownership in the pro forma combined CUI entity (the “Stock Consideration”), plus a cash component with $30 million (the “Cash Consideration”), plus $45 million paid out in a 1-year unsecured seller note (the “Seller Note”) plus the assumption of PROJECT NIKOLA’s outstanding debt (the “Debt Assumption”), plus up to $200 million in aggregate contingent earnout payments payable over five years (the “Earnout Consideration”), outlined below. This will allow PROJECT NIKOLA’s key owners to be part of the operating team, strategically assisting in developing the direction and vision for the new entity.

The cash component of the purchase will be made via CASH available from CUI with moderate leverage. CUI is confident in the Transaction, believes it can close, and will ultimately benefit all parties – a true “win-win” transaction.

At this time, we are highly interested in moving forward with the Transaction, and I am pleased to present this non-binding Purchase Offer.

The specific terms of our proposal are as follows:

1.

Purchase Price At Closing: Subject to confirmatory due diligence and receipt of audited financials, CUI is prepared to purchase up to 100% of the PROJECT NIKOLA ownership for a consideration including:

(i) Stock Consideration: shares representing 85% ownership in the combined company on a fully diluted basis; plus

(ii) Cash Consideration: $30 million in cash at closing in US dollars; plus

(iii) Seller Note: $45 million paid out in a 1-year unsecured note payable carrying 6.0% annualized interest (paid quarterly in cash); plus

(iv) Debt Assumption: the assumption of PROJECT NIKOLA’s outstanding consolidated indebtedness at closing (including, without limitation, bank debt, capital leases and other lines of credit).

2.

Earnout Consideration: In addition to Purchase Price At Closing, CUI agrees to pay PROJECT NIKOLA additional aggregate consideration of up to $200 million in cash payable over five years that is contingent on CUI consolidated financial results meeting the below-mentioned conditions (see Exhibit A for illustrative examples of such earnout computations).

a.

2H 2019: An earnout payment equal to the greater of $0 and the difference between CUI consolidated Adjusted EBITDA generated (pro forma for acquisitions) in 2H 2019 and $15 million (“2H 2019 EBITDA Hurdle”);

b.

2020, 2021, 2022, 2023: An earnout payment equal to the greater of $0 and the difference between CUI consolidated Adjusted EBITDA generated (pro forma for acquisitions) in the applicable fiscal year and $35 million (“Annual EBITDA Hurdle”);

c.

1H 2024: An earnout payment equal to the greater of $0 and the difference between CUI consolidated Adjusted EBITDA generated (pro forma for acquisitions) in the fiscal 1H 2023 and $17.5 million (“1H 2024 EBITDA Hurdle”);

d.

Additional Acquisitions: In the event CUI acquires an additional entity (“Target”), the 2H 2019 Hurdle EBITDA, Annual EBITDA Hurdle and 1H 2024 EBITDA Hurdle (collectively “EBITDA Hurdles”), shall be increased by an incremental amount (“EBITDA Hurdle Adjustment”) equal to 50% of the Target’s trailing twelve month (“TTM”) Adjusted EBITDA;

e.	EBITDA Hurdle Adjustments shall only apply to future earnout periods and the effect shall be cumulative if multiple Targets are acquired.
f.

The earnout payments will be subject to all indebtedness of CUI. If CUI does not have sufficient cash available when any earnout payment is due, CUI may, instead make such earnout payment in CUI shares rather than cash or defer the payment based on good faith negotiations between the parties.

3.

Corporate Governance: Upon closing, CUI shall increase its authorized Board Members from eight (8) to nine (9) Directors and four (4) additional Directors shall be appointed by PROJECT NIKOLA on a temporary basis to stand for election at the next regularly scheduled Shareholders’ Meeting.

4.

Sources of Financing: In addition to the other capital resources available to CUI as described above, CUI intends to make this purchase via BRFBR support to raise additional funds in either the equity or debt capital markets, as needed.

5.

Timetable and Due Diligence: CUI has completed substantially all of its commercial due diligence of PROJECT NIKOLA, but will require a period of confirmatory due diligence and formal legal opinions and closing documentations that are customary for a transaction of this nature, including confirmation of the current audited statements of PROJECT NIKOLA being acceptable to our auditors and other reasonable due diligence. Nevertheless, it is our goal to close said transaction promptly.

6.	A/P, A/R, Cash-on-Hand: The parties agree that reasonable negotiation, accommodation, and resolution of A/P, A/R, and excess cash-on-hand shall be resolved before closing.
7.

Exclusivity-No Shop: CUI is confident and plans to execute a focused diligence effort in an expeditious timeframe. CUI is prepared to devote significant time and resources to complete this transaction and is ready to draft legal document and its various diligence efforts upon the execution of this agreement; therefore, from acceptance of this offer, and for thirty (30) days thereafter, PROJECT NIKOLA will not solicit, or negotiate for its sale by any party other than CUI and will not disclose this offer to anyone besides PROJECT NIKOLA’s principals, and/or its advisors. Notwithstanding anything in this Section 7 to the contrary, PROJECT NIKOLA will not be prohibited from negotiating with potential capital partners for additional investments, so long as such investments would not cause a change of control in PROJECT NIKOLA. Additionally, all parties agree to keep this agreement and its contents confidential until such time as all parties agree to make such information public.

8.

Non-Binding Obligations: This agreement creates no legally binding obligations (other than the above “No Shop” provision in Section 7 above) by any party, as those will be subject to further definitive agreement.

9.

Fees and Expenses: Except as otherwise provided in a definitive agreement, CUI and PROJECT NIKOLA will pay their respective fees, and expenses (including those of legal counsel, accountants, investment bankers, and other representatives) incurred in connection with the Transaction.

10.	Time is of the essence: This proposed offer must be accepted no later than close-of-business on Tuesday, May 3rd, 2019.

CUI is excited about this Transaction’s prospects and the meaningful benefits it should generate for the Companies and their respective stakeholders. CUI is confident in its ability, along with its engagement with BRFBR, to complete the Transaction promptly.

Sincerely, CUI GLOBAL, INC.

By:	/s/ William J. Clough
William Clough, Chairman & CEO

Agreed and Accepted to this 6th of May 2019

/s/ Michel Moreno

By:  Michel Moreno

Title:  Manager

On behalf of PROJECT NIKOLA

20050 SW 112th Avenue ● Tualatin, Oregon 97062

EXHIBIT A

(Dollar amounts in millions)

EBITDA Hurdles¹
2H 2019	$15.0
2020	$35.0
2021	$35.0
2022	$35.0
2023	$35.0
1H 2024	$17.5
¹ Plus EBITDA Hurdle Adjustments.

Examples with no Acquisitions:

1.	CUI 2H 2019 EBITDA = $30

2H 2019 earnout payment = $30 - $15 = $15

2.	CUI 2021 EBITDA = $50

2021 earnout payment = $50 - $35 = $15

Examples with Acquisitions

1.	CUI 2020 EBITDA = $50

Target 2020 EBITDA = $20

Pro Forma 2020 EBITDA $70

Target TTM EBITDA = $20

EBITDA Hurdle Adjustment = 50% x $20 = $10

2020 EBTIDA Hurdle = $35 + $10 = $45

2020 earnout payment = $70 - $45 = $25

2.	CUI 2020 EBITDA = $50

Target 2020 EBITDA = $40

Pro Forma 2020 EBITDA = $50 + $40 = $90

Target TTM EBITDA = $20

EBITDA Hurdle Adjustment = 50% x $20 = $10

2020 EBTIDA Hurdle = $35 + $10 = $45

2020 earnout payment = $90 - $45 = $45

Note: If Target is acquired during a given year (versus January 1st), then only Target’s EBITDA after closing is included in consolidated CUI Adjusted EBITDA. EBITDA Hurdle Adjustment is made to next earnout period (and not to the current earnout period during which the Target is acquired).

20050 SW 112th Avenue ● Tualatin, Oregon 97062